UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 24, 2016
TELENAV, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34720 (Commission File Number)	77-0521800 (I.R.S. Employer Identification No.)

4655 Great America Parkway, Suite 300
Santa Clara, California 95054
(Address of principal executive offices) (Zip code)
(408) 245-3800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 24, 2016, Richard Todaro resigned as a director of Telenav, Inc. (the “Company”). Mr. Todaro’s resignation was not the result of any dispute or disagreement with the Company or the Company’s Board of Directors (the “Board”) on any matter relating to the operations, policies or practices of the Company.
On August 24, 2016, the Board appointed Wes Cummins as a Class I director with a term expiring at the Company’s 2016 Annual Meeting of Stockholders. Mr. Cummins will serve as a member of the Company's nominating and governance committee.
Mr. Cummins will receive the same compensation and indemnification generally provided to the Company’s other non-employee directors other than one specified director.
There are no family relationships between Mr. Cummins, on the one hand, and any of the officers or directors of the Company, on the other hand.
There are no transactions between Mr. Cummins, on the one hand, and the Company, on the other hand, that would be reportable under Item 404(a) of Regulation S‑K.

The foregoing changes to the Board were effected pursuant to the Agreement (as defined below). A copy of the Agreement and the press release issued by the Company regarding the Agreement and the changes to the Board are attached as Exhibit 10.1 and 99.1, respectively, and are incorporated herein by reference.
Item 8.01. Other Events.
The information set forth under Item 5.02 is incorporated herein by reference.
On August 24, 2016, the Company entered into a letter agreement (the “Agreement”) with Nokomis Capital, L.L.C and certain related persons (collectively, the “Nokomis Group”). Pursuant to the Agreement, the Company and the Nokomis Group agreed that (a) Richard Todaro would resign from the Company’s Board; (b) the Company will appoint Wes Cummins as a Class I director with a term expiring at the Company’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”); (c) the Company will include Mr. Cummins on the Company’s slate of nominees standing for election at the 2016 Annual Meeting; (d) the Company and the Nokomis Group will cooperate to identify a mutually acceptable “independent” director to join the Board as a Class II director with a term expiring at the Company’s 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”); (e) the Company will appoint Brett Hendrickson as a Class II director if the Company and the Nokomis Group are unable to identify a mutually acceptable candidate as a Class II director after good faith efforts before January 30, 2017; and (f) if appointed to the Board, Mr. Hendrickson will resign following the identification of a mutually acceptable candidate as a Class II director.
Pursuant to the Agreement, the Nokomis Group has agreed to vote all of its shares of common stock of the Company in a manner consistent with the recommendation of the Board at any annual or special meeting of the Company’s stockholders. In addition, the Nokomis Group has agreed, until 11:59 p.m., Pacific time, on the day that is 15 days prior to the deadline for the submission of director nominations in respect of the 2017 Annual Meeting, to customary standstill provisions during that time that provide, among other things, that the Nokomis Group will not (a) engage in or in any way participate in a solicitation of proxies with respect to the Company; (b) initiate any shareholder proposals; (c) seek representation on the Board; or (d) seek to control the management, the Board or the policies of the Company.
The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

A copy of the press release issued by the Company regarding the Agreement is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.1	Letter Agreement, dated as of August 24, 2016, among Telenav, Inc., Nokomis Capital, L.L.C. and certain other parties.
99.1	Press Release, issued by Telenav, Inc. on August 24, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

Date: August 25, 2016	By: /s/ Loren E. Hillberg
Name: Loren E. Hillberg
Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Letter Agreement, dated as of August 24, 2016, among Telenav, Inc., Nokomis Capital, L.L.C. and certain other parties.
99.1	Press Release, issued by Telenav, Inc. on August 24, 2016.